UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2007

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	0-26640	36-3943363
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001
(Address of principal executive offices)	(Zip Code)

(Registrant's telephone number, including area code)	985-892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.01  Entry into a Material Definitive Agreement

The information set forth under Item 2.03 of this report on Form 8-K is incorporated in this Item 1.01 by reference.

On December 20, 2007, Pool Corporation (the “Company”) entered into Amendment No. 10 (the “Amendment”) to the Receivables Purchase Agreement among Superior Commerce LLC (“SPE”), SCP Distributors LLC, as initial Servicer, JS Siloed Trust (“Trust”), and JPMorgan Chase Bank, N.A. f/k/a Bank One, NA (Main Office Chicago), individually (“JPMorgan Chase”), together with the Trust, (the “Purchasers”) and JPMorgan Chase, as agent for the Purchasers.  The Amendment revises the financial covenants set forth in Article IX of the Receivables Purchase Agreement to be consistent with the financial covenants set forth in the Amended and Restated Credit Agreement discussed below.

The Amendment will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2007.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 20, 2007, Pool Corporation amended and restated its unsecured syndicated senior credit facility (the “Amended Facility”). Wachovia Bank, National Association, continues to serve as the Administrative Agent, Swingline Lender and Issuing Lender for the Amended Facility.  JPMorgan Chase Bank serves as Syndication Agent, Capital One, National Association, Regions Bank and Wells Fargo Bank, N.A., serve as Co-Documentation Agents.  Wachovia Capital Finance Corporation (Canada), Bank of America, National Association and Comerica Bank also participate in the Amended Facility.  Wachovia Capital Markets, LLC, acted as sole Lead Arranger and sole Book Manager.

The Amended Facility provides for borrowing capacity of up to $300 million by increasing the revolving credit facility to $240 million, which includes sublimits for the issuance of swingline loans and standby letters of credit.  The term of the amended revolving credit facility is five years.  The terms applicable to the $60 million term loan facility remain unchanged.

The Company’s obligations under the Amended Facility remain guaranteed by certain of its existing and future domestic subsidiaries.  Borrowings and standby letters of credit under the Amended Facility bear interest, at the Company’s option, at either (a) a base rate, which is the greater of (i) the Wachovia Bank, National Association prime rate or (ii) the overnight Federal Funds Rate plus 0.50%, or (b) the London Interbank Offered Rate (LIBOR) plus a spread ranging from 0.500% to 1.250%, with such spread in each case depending on the Company’s leverage ratio.  The Company is also required to pay (a) an annual facility fee of 0.125% to 0.300%, with such spread in each case depending on the Company’s leverage ratio, (b) an annual commercial letter of credit issuance fee of 0.125% multiplied by the face amount of each letter of credit and (c) a letter of credit commission of 0.500% to 1.250% multiplied by face amount of each letter of credit, with such spread in each case depending on the Company’s leverage ratio.

The Amended Facility contains terms and provisions (including representations, covenants and conditions) customary for transactions of this type, and the financial covenants provide for maintenance of a maximum average total leverage ratio (average total funded debt plus average accounts receivable securitization/EBITDA) and a minimum fixed charge coverage ratio (EBITDAR/cash interest expense plus rental expense).

The foregoing description of the Amended Facility is not complete and is qualified in its entirety by the actual terms of the Amended Facility, a copy of which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ended December 31, 2007.

Item 7.01 Regulation FD Disclosure.

On December 20, 2007, Pool Corporation issued the press release included herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

           (d)      Exhibits

                   99.1    Press release issued by Pool Corporation on December 20, 2007, announcing the amendment of its Senior Credit Facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        POOL CORPORATION

                        By:           /s/ Mark W. Joslin
                        Mark W. Joslin
                        Vice President and Chief Financial Officer

Dated: December 20, 2007